Exhibit (a)(1)(iii)

Letter of Transmittal

to

Holders of American Depositary Shares (ADSs)

Evidencing Ordinary Shares

of

CSR plc

Pursuant to a return of cash to Shareholders of CSR plc by way of

J.P. Morgan Securities plc’s Offer To Purchase Ordinary Shares of CSR plc (the “Offer”)

Dated October 29, 2012

CUSIP No. 12640Y205

THE OFFER IN RESPECT OF ADSs AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON NOVEMBER 28, 2012

UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

JPMorgan Chase Bank, N.A.

***By Mail: JPMorgan Chase Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	***By Hand or Overnight Courier: JPMorgan Chase Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Delivery of this Letter of Transmittal (this “Letter of Transmittal”) to an address other than as set forth above will not constitute a valid delivery to the Tender Agent. THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH AMERICAN DEPOSITARY RECEIPT (“ADR”) CERTIFICATES REPRESENTING ADSs BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED PRIOR TO 5:00 P.M. NEW YORK CITY TIME (THE “EXPIRATION TIME”) ON NOVEMBER 28, 2012 (THE “ADS CLOSING DATE”).

The Offer is not being made to holders in any jurisdiction in which the making of the Offer would not be in compliance with the laws of such jurisdiction.

Please be sure to read this Letter of Transmittal and the accompanying instructions, together with the Circular to Ordinary Shareholders and ADS Holders dated October 29, 2012 (the “Circular”), carefully before you complete this Letter of Transmittal.

DESCRIPTION OF ADSs TENDERED (SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON ADR CERTIFICATE(S)) and/or ACCOUNT STATEMENT	ADR CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
	ADR Certificate Number(s) and/or indicate Book-Entry ADSs	Total Number of ADSs Represented by ADR Certificate(s)	Number of ADSs Tendered (1,2)

Total ADSs Tendered

(1)    If ADSs are held in Book-Entry form, you must indicate the number of ADSs you are tendering.

(2)    If you wish to tender fewer than all ADSs represented by any ADR certificate listed above, please indicate in this column the number of ADSs you wish to tender. Otherwise, all ADSs represented by ADR certificates delivered to the Tender Agent will be deemed to have been tendered. See Instruction 4.

List above the ADR certificate numbers and number of ADSs to which this Letter of Transmittal relates. If the space provided above is inadequate, list the ADR certificate numbers tendered on a separately executed and signed list and attach the list to this Letter of Transmittal. The names and addresses of the holders should be printed exactly as they appear on the ADR certificates representing the ADSs tendered hereby. The ADSs that the undersigned wishes to tender should be indicated in the appropriate boxes.

This Letter of Transmittal is to be used only if ADR certificates evidencing ADSs are to be forwarded herewith or if ADSs are held in book-entry form on the records of JPMorgan Chase Bank, N.A., as the ADS depositary (the “Depositary”).

Your attention is directed in particular to the following:

1.    If you want to retain your ADSs, you do not need to take any action.

2.    If you want to participate in the tender offer and wish to maximize the chance of having ordinary shares of CSR plc (“Ordinary Shares”) represented by ADSs you are tendering hereby accepted for purchase, you should check the box in the section entitled “ADSs Tendered at Price Determined in the Tender Offer” in the section captioned “Price Per ADS at Which ADSs are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

3.    If you wish to select a specific price at which you will be tendering your ADSs, you should select one or more of the boxes in the section captioned “ADSs Tendered at Price Determined by Shareholder” in the box entitled “Price Per ADS at Which ADSs are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the Information Agent and requests for additional copies of the Circular and this Letter of Transmittal may be directed to the Information Agent, whose address and telephone number appear at the end of this Letter of Transmittal. See Instruction 9.

To JPMorgan Chase Bank, N.A.:

The undersigned hereby tenders to J.P. Morgan Securities plc the Ordinary Shares represented by the above-described ADSs at the price(s) for enumerated ADSs indicated in this Letter of Transmittal, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Circular, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer.

Subject to and effective on acceptance for payment of the Ordinary Shares underlying the ADSs tendered hereby in accordance with the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby instructs the Tender Agent to cancel all of the ADSs tendered hereby representing Ordinary Shares and sell, assign and transfer to, or upon the order of, J.P. Morgan Securities plc all right, title and interest in and to all such Ordinary Shares that are purchased pursuant to the tender offer to or upon the order of J.P. Morgan Securities plc and hereby irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Tender Agent also acts as the agent of J.P. Morgan Securities plc with respect to such Ordinary Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver Ordinary Shares represented by the ADSs, with all accompanying evidences of transfer and authenticity, to or upon the order of J.P. Morgan Securities plc upon receipt by the Tender Agent, as the undersigned’s agent, of the aggregate purchase price with respect to such Ordinary Shares;

(b) present such ADSs for cancellation on the Depositary’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of Ordinary Shares represented by such ADSs and such ADSs, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned hereby covenants, represents and warrants to J.P. Morgan Securities plc that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the ADSs tendered hereby and that when and to the extent J.P. Morgan Securities plc accepts the Ordinary Shares represented by such ADSs for purchase, J.P. Morgan Securities plc will acquire good, marketable and unencumbered title to the tendered Ordinary Shares represented by such ADSs, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b) on request, the undersigned will execute and deliver any additional documents deemed by the Tender Agent, CSR plc or J.P. Morgan Securities plc to be necessary or desirable to complete the assignment, transfer and purchase of the Ordinary Shares represented by such ADSs tendered hereby; and

(c) the undersigned agrees to all of the terms of the tender offer.

The undersigned understands that tendering of ADSs under any one of the procedures described in this Letter of Transmittal will constitute a binding agreement between the undersigned and J.P. Morgan Securities plc upon the terms and subject to the conditions of the tender offer.

The undersigned understands that, on the terms and subject to the conditions of the tender offer, a single purchase price per Ordinary Share, not greater than 375 pence nor less than 335 pence per Ordinary Share (equating to not greater than 1,500 pence nor less than 1,340 pence per ADS) will be determined, that J.P. Morgan Securities plc will pay for Ordinary Shares (including Ordinary Shares underlying ADSs) properly tendered and not properly withdrawn prior to the expiration time of the tender offer, taking into account the number of Ordinary Shares (including Ordinary Shares underlying ADSs) so tendered and the prices specified by tendering Ordinary Share and ADS holders. The undersigned understands that the purchase price per Ordinary Share will be the lowest purchase price that will allow J.P. Morgan Securities plc to buy the maximum number of Ordinary Shares (not exceeding 52.7 million Ordinary Shares) for a total cost not exceeding £176.69 million, or such lesser number of Ordinary Shares as are properly tendered and not properly withdrawn, at prices not greater than 375 pence nor less than 335 pence per Ordinary Share, equating to not greater than 1,500 pence nor less than 1,340 pence per ADS, in the tender offer. The undersigned understands that all Ordinary Shares underlying ADSs properly tendered prior to the expiration time at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, on the terms and subject to the conditions of the tender offer, including its proration provisions, and that all other ADSs will be returned free of charges by CSR plc, J.P. Morgan Securities plc and the Tender Agent, including ADSs tendered at prices greater than the purchase price and not properly withdrawn prior to the expiration time and ADSs not purchased because of proration. However, fractional ADSs resulting from proration will not be returned. Instead, the Tender Agent will aggregate and sell such fractional ADSs and the resulting proceeds (net of applicable fees, taxes or other expenses incurred in such sale will be distributed on a pro-rata basis to those holders who would have otherwise been entitled to such fractional ADSs.

The undersigned recognizes that under certain circumstances set forth in the Circular, either J.P. Morgan Securities plc or CSR plc may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, the Ordinary Shares underlying ADSs that have been tendered or may accept for payment fewer than all of the Ordinary Shares underlying ADSs tendered hereby. In such event, the undersigned understands that any ADSs delivered herewith but with respect to which the underlying Ordinary Shares are not tendered or not purchased, will be recorded in book-entry form on the register of the ADS holders maintained by the Depositary, which shall mail a statement to the tendering ADS holder noting the number of returned ADSs.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the ADR certificates representing ADSs and/or on a statement reflecting ADSs held in book-entry form on the records of the Depositary, in each case, that are tendered hereby. The ADR certificate numbers, the number of ADSs represented by such ADR certificates and the number of ADSs that the undersigned wishes to tender (including any/all ADSs held in book-entry form on the records of the Depositary) should be set forth in the appropriate boxes above. The price at which the ADSs are being tendered should be indicated in the appropriate box below.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any Ordinary Shares underlying ADSs purchased (less the amount of any federal income or backup withholding tax required to be withheld), in the name(s) of the undersigned.

Unless otherwise indicated under “Special Delivery Instructions,” please record in book-entry form on the register of the ADS holders maintained by the Depositary for ADSs with respect to which the underlying Ordinary Shares are not tendered or not purchased (and accompanying documents, as appropriate) and mail a statement noting the number of returned ADSs to the undersigned at the address shown below the undersigned’s signature(s).

The undersigned understands that acceptance of Ordinary Shares represented by ADSs by J.P. Morgan Securities plc for payment will constitute a binding agreement between the undersigned and J.P. Morgan Securities plc on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that no interest will be paid on the purchase price for the Ordinary Shares represented by tendered ADSs.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Circular, this tender is irrevocable.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

METHOD OF DELIVERY

☐	Check here if ADR certificates for tendered ADSs are enclosed herewith.

LOST OR DESTROYED ADR CERTIFICATE(S)

If any ADR certificate representing ADSs has been lost, destroyed or stolen, the ADS holder should promptly notify the Depositary. The ADS holder will then be instructed as to the steps that must be taken in order to replace the ADR certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing any lost or destroyed ADR certificate have been followed. ADS holders are requested to contact the Depositary immediately in order to permit timely processing of this documentation. See Instruction 12.

PRICE PER ADS

AT WHICH ADSs ARE BEING TENDERED

(SEE INSTRUCTION 5)

Check only one box under (1) or (2) below. If both boxes or if no box is checked, there is no valid tender of ADSs.

1.	ADSs Tendered at Strike Price Determined in the Tender Offer

☐	In checking this box, the undersigned hereby confirms they want to maximize the chance of having all Ordinary Shares represented by all ADSs being tendered hereby accepted for purchase (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OR MORE OF THE PRICE BOXES IN (2) BELOW, the undersigned hereby tenders such ADSs at, and is willing to accept, the strike price determined in the tender offer in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per ADS as low as 1,340 pence per ADS.

OR

2.	ADSs Tendered at Price Determined by ADS Holder

☐ In checking this box, the undersigned instructs the Tender Agent to cancel the ADSs representing Ordinary Shares and to sell each such Ordinary Share to J.P. Morgan Securities plc at one-fourth of the Tender Price(s) specified below (each ADS representing four Ordinary Shares and the prices below shown on a per ADS basis) on the terms and conditions set out in the Circular.

SPECIAL PAYMENT INSTRUCTIONS
(SEE INSTRUCTIONS 1, 4, 6 AND 7)

To be completed ONLY if the check for the purchase price is to be issued in the name of someone other than the undersigned.

Name:

(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(RECIPIENT MUST COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price and/or book-entry statement reflecting any unaccepted ADSs are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:

(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

IMPORTANT

ADS HOLDERS MUST SIGN HERE

AND

COMPLETE SUBSTITUTE FORM W-9,

FORM W-8BEN OR FORM W-8ECI, AS APPLICABLE

(Must be signed by registered holder(s) exactly as name(s) appear(s) on ADR certificate(s) or on the ADSs register or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other person acting in a fiduciary or representative capacity, please state full title and see Instruction 6.)

X

X
SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

Dated:

Name(s):

(PLEASE PRINT)

Capacity (full title):

Address:
(INCLUDING ZIP CODE)

APPLY MEDALLION GUARANTEE STAMP BELOW

(See Instructions 1 and 6)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

1.    Guarantee of Signatures. No signature guarantee is required if this Letter of Transmittal is signed by the registered holder of the ADSs exactly as the name of the registered holder appears on the ADR certificate(s) for the ADSs tendered with this Letter of Transmittal or, in the case of book-entry ADSs, on the records of the Depositary, and payment and delivery are to be made directly to such registered holder and such registered holder has not completed the box entitled “Special Payment Instructions”. Also, see Instruction 6.

2.    Delivery of Letter of Transmittal. You must use this Letter of Transmittal to forward ADR certificates for ADSs and to tender any/all ADSs held in book-entry form on the records of the Depositary. ADR certificates for all physically tendered ADSs along with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Tender Agent at the appropriate address set forth herein and must be delivered to the Tender Agent on or before the expiration time.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE TENDER AGENT BY THE EXPIRATION TIME ON THE ADS CLOSING DATE. DELIVERY OF THESE DOCUMENTS TO THE TENDER AGENT’S POST OFFICE BOX ON OR PRIOR TO SUCH TIME DOES NOT CONSTITUTE RECEIPT BY THE TENDER AGENT. The method of delivery of all documents, including ADR certificates for ADSs, is at the option and risk of the tendering ADS holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

J.P. Morgan Securities plc will not accept any alternative, conditional or contingent tenders, nor will it purchase the Ordinary Shares represented by any fractional ADSs. By executing this Letter of Transmittal (or a facsimile of it), you waive any right to receive any notice of the acceptance for payment of the ADSs.

3.    Inadequate Space. If the space provided in the box entitled “Description of ADSs Tendered” above is inadequate, the certificate numbers and/or the number of ADSs should be listed on a separate signed list and attached to this Letter of Transmittal.

4.    Partial Tenders. If fewer than all of the ADSs evidenced by any ADR certificate are to be tendered, fill in the number of ADSs that are to be tendered in the column entitled “Number of ADSs Tendered” in the box entitled “Description of ADSs Tendered” above. In that case, if any Ordinary Shares underlying tendered ADSs are purchased, the remainder of the ADSs that were not tendered along with any ADSs not purchased in the tender offer will be issued in book entry form and a statement therefor sent to the registered holder(s) at the address of record on the ADS register maintained by the Depositary, unless an alternate address is specified in the box entitled “Special Delivery Instructions” above, promptly after the expiration time. Unless otherwise indicated, all ADSs set forth on page 1 of this Letter of Transmittal and delivered to the Tender Agent will be deemed to have been tendered. In each case, ADSs will be returned or credited free of charges by CSR plc, J.P. Morgan Securities plc or the Tender Agent to the ADS holder.

5.    Indication of Price at Which ADSs are Being Tendered. In order to validly tender by this Letter of Transmittal, you must complete the box entitled “Price (in Pounds Sterling) Per ADS at Which ADSs are Being Tendered” by either (1) checking the box in the section captioned “ADSs Tendered at Price Determined in the Tender Offer” or (2) checking the box in the section captioned “ADSs Tendered at Price Determined by ADS Holders” and inserting the number of ADSs you wish to tender in the box(es) corresponding to the per ADS price(s) in the section captioned “ADSs Tendered at Price Determined by ADS holder” indicating the price(s) (on a per ADS basis) at which you are tendering ADSs. Selecting option (1) could result in you receiving a price per ADS as low as 1,340 pence. Selecting option (2) could result in none of the Ordinary Shares represented by ADSs you tender being purchased if the purchase price (as calculated on a per ADS basis) for the Ordinary Shares represented by ADSs turns out to be less than the price(s) you selected.

You may only select from (1) or (2). If you check box (1) and insert any number of ADSs under (2) or do nothing, then you will not be deemed to have validly tendered your ADSs. You cannot tender the same ADSs more than once, unless you previously tendered ADSs and validly withdrew those ADSs, as provided in Section VII of the Circular.

6.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)  If this Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the ADR certificate(s), or if the ADSs tendered hereby are registered in book-entry form, exactly as recorded on the register of ADS holders maintained by the Depositary, without any change whatsoever.

(b)  If the ADSs tendered hereby are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

(c)  If any tendered ADSs are registered in different names on several ADR certificates or recorded in different names on the register of ADS holders maintained by the Depositary, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADR certificates or as appear on the ADS register. To obtain additional copies of this Letter of Transmittal, contact the Information Agent at the telephone number and address included on the back cover of this Letter of Transmittal.

(d)  When this Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, no endorsement (s) of ADR certificate(s) representing such ADSs or separate stock power(s) are required unless payment is to be made to a person other than the registered holder(s) thereof. Signature(s) on such ADR certificate(s) or separate stock power(s) must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (an “Eligible Institution”).

If this Letter of Transmittal is signed by a person other than the registered holder(s) of an ADR certificate(s) or the registered holder of book-entry ADSs presented hereby, or if payment is to be made to a person other than the registered holder(s) thereof, such ADR certificate(s) must be endorsed or accompanied by appropriate stock power(s) and appropriate stock power(s) must be presented in respect of any book-entry ADS in any such case signed exactly as the name(s) of the registered holder(s) appears on the ADR certificate(s) or on the register of ADS holders maintained by the Depositary, and the signature(s) on such ADR certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)  If this Letter of Transmittal or any ADR certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to CSR plc of such person’s authority so to act.

7.    Special Payment. If check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal, signatures must be guaranteed as described in Instructions 1 and 6.

8.    Irregularities. All questions as to the number of ADSs to be accepted, the price to be paid therefor and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of ADSs will be determined by CSR plc in its sole discretion, which determination shall be final and binding on all parties. CSR plc reserves the absolute right to reject any or all tenders of ADSs it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of CSR plc’s counsel, be unlawful. Each of CSR plc and J.P. Morgan Securities plc has the right to waive certain of the conditions of the tender offer, as set forth in the Circular, which waiver will apply to all properly tendered ADSs. CSR plc also reserves the right to waive any defect or irregularity in any tender with respect to any particular ADSs or any particular ADS holder, and CSR plc’s interpretation of the terms of the tender offer, including these Instructions, will be final and binding on all parties. No tender of ADSs will be deemed to be properly made until all defects and irregularities have been cured by the tendering ADS holder or waived by CSR plc. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as CSR plc shall determine. None of CSR plc, J.P. Morgan Securities plc, the Tender Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

9.    Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance should be directed to, or additional copies of the Circular, this Letter of Transmittal, and other related materials may be obtained from, the Information Agent at the telephone number and address set forth on the back cover of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

10.    Substitute Form W-9 and Form W-8BEN. Under the United States federal income tax laws, the Tender Agent will be required to withhold 28% of the amount of the purchase price paid to certain ADS holders who do not provide their Taxpayer identification Number (TIN). To avoid such backup withholding, each such United States ADS holder must provide the Tender Agent with such ADS holder’s taxpayer identification number and certify that such ADS holder is not subject to backup withholding by completing the Substitute Form W-9 included as a part of this Letter of Transmittal, or otherwise establish to the satisfaction of the Tender Agent that such ADS holder is not subject to backup withholding. See Instruction 12. Certain U.S. payees (such as corporations, government agencies, financial institutions, etc.) are considered exempt payees and are not subject to these backup withholding requirements. For a Non-United States Holder (often referred to as a “Nonresident Alien” or “NRA”) to qualify as an exempt recipient and avoid backup withholding, that ADS holder must submit an IRS Form W-8BEN (or other applicable IRS Form and any additional documentation as required), signed under penalties of perjury, attesting to that ADS holder’s exempt status. Such statement can be obtained from the Tender Agent.

11.    Withholding on Non-United States Holder. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Tender Agent will withhold United States federal income taxes equal to 30% of any U.S. source dividend or other income payment made to a Non-United States Holder or his agent unless the Non-United States Holder has made treaty claim for a reduced rate of withholding or that an exemption from withholding is applicable because such payments are effectively connected with the conduct of a trade or business within the United States. Generally, gross proceeds and “portfolio interest” payments (as defined in the U.S. tax code and regulations) are exempt from NRA taxation if the Non-U.S. Holder has provided a valid tax certification documentation. We cannot accept a facsimile, photocopy or scanned image of a Form W-8BEN.

In general, a “Non-United States Holder” is any ADS holder that for United States federal income tax purposes is not:

i.    a citizen or resident of the United States,

ii.    a corporation created or organized in or under the laws of the United States or any State or the District of Columbia,

iii.    an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or

iv.    a trust if

A.    a court within the United States is able to exercise primary supervision over the administration of the trust and

B.    one or more U.S. persons have the authority to control all substantial decisions of the trust.

In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Tender Agent before the payment a properly completed and executed IRS Form W-8BEN (or a successor form). In order to obtain an exemption from withholding on the grounds that the gross proceeds received in the tender offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Tender Agent a properly completed and executed IRS Form W-8ECI (or a successor form). The Tender Agent will determine an ADS holder’s withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted.

Non-United States Holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, or any refund procedure.

12.    Lost, Stolen, Destroyed or Mutilated ADR Certificates. If your ADR certificate(s) for part or all of your ADSs has been lost, stolen, destroyed or mutilated, you should promptly call the Depositary at (800) 990-1135 regarding the requirements for replacement of the ADR certificate. You may be asked to post a bond to secure against the risk that the ADR certificate may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated ADR certificates have been followed. You are urged to contact the Depositary immediately to ensure timely processing of documentation.

IMPORTANT TAX INFORMATION

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a ADS holder for ADSs purchased in the tender offer, the ADS holder is required to notify the Tender Agent of the ADS holder’s correct taxpayer identification (“TIN”) number by completing the form contained in this Letter of Transmittal certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that the ADS holder is awaiting a taxpayer identification number).

What Number to Give the Tender Agent

The ADS holder is required to give the Tender Agent either the social security number (“SSN”) or employer identification number (“EIN”) of the record owner of the ADSs. If the ADSs are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

PAYOR’S NAME:

Substitute
Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name, if different from above.

Check Appropriate	☐	Individual/ Sole Proprietor	☐	Corporation	☐	Partnership	☐	Other	☐	Exempt from backup withholding
box:	☐	Limited Liability Company. Enter the tax classification (D=Disregarded entity, C=Corporation, P=Partnership

Address (number, street, and apt. or suite no.)

Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). For other entities, it is your employer identification number (EIN). Note: If the account is in more than one name, see the chart on the following page for guidelines on whose number to enter.

If you have applied for a TIN, write “Applied For” in this section and see the certification section below.

Part II	Certification

Under penalties of perjury, I certify that:

The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

1. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

2. I am a U.S. citizen or other U.S. person (as defined in the instructions).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Sign Here	Signature of U.S. person >	Date >

NOTE:    FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL INCOME TAX WITHHOLDING FROM ANY CASH PAYMENT MADE TO THEM PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all payments to be made to me thereafter will be withheld until I provide a number.

Signature:                                                                           Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the name and SOCIAL SECURITY NUMBER of:
1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account:		Give the name and EMPLOYER IDENTIFICATION NUMBER of:
6.	Sole proprietorship or single-owner LLC	The owner(3)

7.	A valid trust, estate, or pension trust	The legal entity(4)

8.	Corporation or LLC electing corporate status on IRS Form 8832	The corporation

9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

10.	Partnership or multi-member LLC	The partnership

11.	A broker or registered nominee	The broker or nominee

12.	Account with the department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Owner must show his individual name or business name, as the case may be, but may also enter his business or “DBA” name. Owner may use either owner’s social security number or owner’s employer identification number.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Resident alien individuals:

If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

Name:

If you are an individual, generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name and both the last name shown on your social security card and your new last name.

Obtaining a Number:

If you do not have a taxpayer identification number, obtain IRS Form SS-5, Application for a Social Security Card (for individuals), or IRS Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain IRS Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS.

Payees and Payments Exempt from Backup Withholding:

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except the payee in item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7). Unless otherwise indicated, all “section” references are to sections of the Internal Revenue Code of 1986, as amended (the “Code”).

(1)	An organization exempt from tax under section 50I(a), or an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)	The United States or any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

•	Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of your trade or business and you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Payments of mortgage or student loan interest to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR; FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER; INDICATE THAT YOU ARE EXEMPT ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8 (OR SUCCESSOR FORM).

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 604IA, 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the Treasury regulations promulgated thereunder.

Privacy Act Notice – Section 6109 requires most recipients of dividend, interest, or other payments to give their correct taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold tax from payments of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The current rate of such withholding tax is 28%. Certain penalties may also apply.

Penalties

(1)	Penalty for failure to furnish taxpayer identification number – If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for false information with respect to withholding – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for falsifying information – Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.

MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL WILL BE ACCEPTED. THE LETTER OF TRANSMITTAL, ADR CERTIFICATES FOR ADSs AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY HOLDERS OF CSR PLC ADSs OR BY SUCH HOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE TENDER AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE COVER PAGE OF THIS LETTER OF TRANSMITTAL.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Requests for copies of the Circular, this Letter of Transmittal, the IRS Form W-8 or W-9 and other tender offer materials may also be directed to the Information Agent. An ADS holder may also contact such ADS holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor

New York, NY 10022

ADS Holders May Call:

877-456-3510 (Toll-Free From the US)

+1-412-232-3651 (From Other Countries)

Banks, Brokers and Institutional Holders May Call:

+1-212-750-5833 (Collect)

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